                                                                    EXHIBIT 99.1

[DOANE PET CARE LOGO]                        210 Westwood Place South, Suite 400
                                                             Brentwood, TN 37027
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NEWS                                                       FOR IMMEDIATE RELEASE
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           DOANE PET CARE REPORTS CONTINUED IMPROVEMENT IN Q3 RESULTS

BRENTWOOD, TENNESSEE, NOVEMBER 11, 2002 - Doane Pet Care Company (the "Company") today reported results for its third quarter and nine months ended September 28, 2002.

QUARTERLY RESULTS

The Company reported net income of $2.8 million for its third quarter ended September 28, 2002 on net sales of $216.3 million, compared to breakeven net income on net sales of $206.3 million for the third quarter ended September 29, 2001. Net sales increased 4.8% for the 2002 third quarter compared to the 2001 third quarter primarily due to increased U.S. dry dog food volume and new business awarded earlier this year.

The Company adopted Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), as of the beginning of fiscal 2002. In accordance with SFAS 142, the Company ceased amortizing goodwill and trademarks; and therefore, recorded no related amortization expense in the 2002 third quarter compared to $2.8 million in the 2001 third quarter. The Company recorded a non-recurring charge of $0.8 million in the 2002 third quarter related to expenses incurred in connection with the Company's potential bond offering. In addition, net interest expense increased $1.9 million to $16.4 million in the 2002 third quarter from $14.5 million in the 2001 third quarter, primarily due to a $2.2 million accrual of non-cash interest expense for the excess leverage fee under the Company's amended senior credit facility.

Adjusted EBITDA (income (loss) before net interest expense, income taxes, depreciation, amortization and other charges) increased 21.2%, or $4.9 million, to $28.0 million in the 2002 third quarter from $23.1 million in the 2001 third quarter. See "Adjusted EBITDA Discussion and Analysis" below. The 2002 third quarter performance was favorably impacted by improved results at the Company's European operations, increased sales volume, lower ingredient and natural gas costs as well as cost reductions and margin improvements from the Company's Project Focus strategy. The positive impact of these items was somewhat moderated by increased incentive compensation accruals and higher manufacturing costs resulting from temporary production inefficiencies during the start up phase of new business awards.

Doug Cahill, the Company's President and CEO, said, "We are very pleased with the quarterly performance improvement from a year ago in both our domestic and our European operations. We successfully launched the new Meaty Chunks 'N Gravy dry pet food business into full production during the third quarter and began the start up for the new Meow Mix business award, which will be launched into full production in the fourth quarter. We were able to grow our Adjusted EBITDA by closely managing our costs, despite the start-up costs associated with the new business awards. In Europe, as a result of our Project Focus strategy and new business awards, we posted strong improvement in our operating results. We are ahead of our internal plan from a top line perspective and particularly pleased with our improving mix of business. Our improved Adjusted EBITDA performance, working capital management and lower cash margin requirements on commodities contributed to our strong year to date operating cash flow. Our positive cash flow and, due to timing, lower than planned year to date capital expenditures allowed us to maintain a zero balance under our revolving credit facility through quarter end."

YEAR TO DATE RESULTS

The Company reported net income of $16.4 million for the nine months ended September 28, 2002 on net sales of $640.7 million, compared to a net loss of $14.9 million on net sales of $674.3 million for the nine months ended September 29, 2001. Net sales in the 2001 nine month period included $16.6 million of net sales from the Deep Run and Perham businesses prior to their divestiture. Excluding the divestitures, the Company's net sales for the 2002 nine month period declined 2.6%, or $17.0 million, from the 2001 nine month period, principally from the Company's Project Focus strategy implemented in the fourth quarter of 2001, partially offset by the increase in sales volume in the 2002 third quarter.

The fair value accounting for the Company's commodity derivative instruments under SFAS 133 resulted in a $13.0 million reduction in cost of goods sold for the 2002 nine month period compared to a $10.0 million increase in cost of goods sold in the 2001 nine month period, or a $23.0 million period-over-period favorable impact on operating results. Under SFAS 142, the Company had no amortization expense associated with its goodwill and trademarks in the 2002 nine month period compared to $7.8 million in the 2001 nine month period. The Company incurred non-recurring expenses of $0.8 million in the 2002 nine month period related to the potential bond offering, compared to $6.7 million in the 2001 nine month period, which consisted of a $4.7 million net loss from the Deep Run and Perham divestitures and $2.0 million of severance costs associated with a workforce reduction following these divestitures. Net interest expense for the 2002 nine month period increased $3.0 million to $46.3 million from $43.3 million in the 2001 nine month period, primarily due to a $4.5 million accrual of non-cash interest expense for the excess leverage fee under the Company's amended senior credit facility.

Adjusted EBITDA increased 21.2%, or $13.8 million, to $78.9 million for the 2002 nine month period, compared to $65.1 million in the 2001 nine month period. Excluding $2.6 million of Adjusted EBITDA net losses related to the Deep Run and Perham businesses from the 2001 nine month period, Adjusted EBITDA increased $11.2 million, or 16.5%. The 2002 nine month performance was favorably impacted by improved results at the Company's European operations, lower natural gas costs as well as cost reductions and margin improvements from the Company's Project Focus strategy. The positive impact of these items was partially offset by increased incentive compensation accruals and start-up costs related to new business awards.

OUTLOOK

Cahill commented, "We now have the new Meaty Chunks 'N Gravy dry pet food business in full production and are nearing completion of the start up phase of the new Meow Mix business award. As a result, we believe that our performance will continue to be positive throughout the balance of 2002. We are on track to exceed $100 million of Adjusted EBITDA for the full year, although we do not expect the quarter-over-quarter comparison for the 2002 fourth quarter to be as favorable as prior quarters due to higher commodity costs."

"We are cautious as we move into 2003 because of the potential impact of the volatility in commodity prices, in particular corn and wheat prices. We have hedged a significant portion of our corn and soybean meal needs through the first half of 2003 and will continue to deploy strategies seeking to mitigate the impact of rising prices throughout the balance of 2003. At the same time, we are in the process of soliciting bids for the potential sale of our European business and are also continuing to review market conditions in connection with the potential bond offering that we announced in July, both of which could possibly impact our outlook and projections."

ADJUSTED EBITDA DISCUSSION AND ANALYSIS

The Company has provided information in this press release regarding Adjusted EBITDA. It is important to note that Adjusted EBITDA is not a substitute for net income (loss) under generally accepted accounting principles. The Company's measure of Adjusted EBITDA is consistent with the definition used in its senior credit facility for covenant compliance.

The Company defines Adjusted EBITDA as income (loss) before net interest expense, income taxes, depreciation, amortization and other charges. These other charges include SFAS 133 Accounting, which may be either a positive or negative add-back to earnings, as well as certain non-recurring and unusual charges. The Company has limited these non-recurring and unusual charge add-backs to those associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

The Company's calculation of Adjusted EBITDA does not include an adjustment to net income for items that reduce its costs. In 2000 and 2001, the Company received payments that reduced its operating costs pursuant to agreements with suppliers of commodities to compensate the Company for overpayments it made during the 1990's. These payments, which are reflected in the Company's 2000 and 2001 net losses, were not deducted to calculate Adjusted EBITDA for those years. There are also several charges that negatively impacted the Company's earnings in 2000 and 2001 that the Company did not add back in its measure of Adjusted EBITDA. For example, the Company did not add back charges associated with one-time revisions to the estimated carrying value of obsolete inventory, certain pricing adjustments or start-up costs associated with new business.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors that could cause results to differ materially include without limitation: the potential sale of the Company's European pet food business, the Company's ability to finance its debt service requirements and to comply with its financial covenants relating to such debt, decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 2001 Annual Report on Form 10-K.

ABOUT THE COMPANY

Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits.

CONTACT: PHILIP K. WOODLIEF, VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER
         TEL: (615) 373-7774

                           - three tables to follow -

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 AND OTHER DATA
                              (DOLLARS IN MILLIONS)


                                                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                   ------------------------------    ------------------------------
                                                   SEPTEMBER 28,    SEPTEMBER 29,    SEPTEMBER 28,    SEPTEMBER 29,
                                                       2002             2001             2002             2001
                                                   -------------    -------------    ------------     -------------
Net sales                                            $  216.3         $  206.3         $  640.7         $  674.3
Cost of goods sold                                      171.8            166.1            496.6            561.8
                                                     --------         --------         --------         --------
      Gross profit                                       44.5             40.2            144.1            112.5
      % of net sales                                     20.6%            19.5%            22.5%            16.7%

Operating expenses:
    Promotion and distribution                           12.8             13.6             39.7             43.2
    Selling, general and administrative                  11.9             10.1             34.4             35.5
    Amortization of intangibles                           0.9              3.4              2.6             10.3
    Non-recurring expenses                                0.8               --              0.8              6.7
                                                     --------         --------         --------         --------
      Income from operations                             18.1             13.1             66.6             16.8
Interest expense, net                                    16.4             14.5             46.3             43.3
Other income, net                                        (0.3)            (0.1)            (1.0)            (0.6)
                                                     --------         --------         --------         --------
      Income (loss) before income taxes                   2.0             (1.3)            21.3            (25.9)
Income tax expense (benefit)                             (0.8)            (1.3)             4.9            (11.0)
                                                     --------         --------         --------         --------

      Net income (loss)                              $    2.8         $     --         $   16.4         $  (14.9)
                                                     ========         ========         ========         ========

                        SUPPLEMENTAL DATA - CALCULATION OF ADJUSTED EBITDA

Net income (loss)                                    $    2.8         $     --         $   16.4         $  (14.9)
Adjustments:
    Interest expense, net                                16.4             14.5             46.3             43.3
    Income tax expense (benefit)                         (0.8)            (1.3)             4.9            (11.0)
    Depreciation expense                                  7.1              6.6             20.9             20.7
    Amortization of intangibles                           0.9              3.4              2.6             10.3
    SFAS 133 non-cash (gain) loss                         0.8             (0.1)           (13.0)            10.0
    Non-recurring expenses                                0.8               --              0.8              6.7
                                                     --------         --------         --------         --------
      Adjusted EBITDA                                $   28.0         $   23.1         $   78.9         $   65.1
                                                     ========         ========         ========         ========

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                                SEPTEMBER 28,    DECEMBER 29,
                                                                    2002            2001
                                                                -------------    ------------
                                                                                  (AUDITED)
ASSETS

Current assets:
    Cash and cash equivalents                                     $    5.0        $    6.0
    Trade accounts receivable, net                                   117.2           120.8
    Inventories, net                                                  57.5            54.8
    Deferred tax asset                                                 9.6            10.1
    Prepaid expenses and other current assets                          8.1             5.5
                                                                  --------        --------
      Total current assets                                           197.4           197.2

Property, plant and equipment, net                                   251.7           249.4
Goodwill and other intangible assets, net                            356.5           347.1
Other assets                                                          41.9            42.8
                                                                  --------        --------
      Total assets                                                $  847.5        $  836.5
                                                                  ========        ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Current maturities of long-term debt                          $   29.7        $   28.5
    Accounts payable                                                  76.5            64.0
    Accrued liabilities                                               59.9            57.7
                                                                  --------        --------
      Total current liabilities                                      166.1           150.2

Long-term debt, excluding current maturities                         511.7           559.3
Other long-term liabilities                                           18.5            10.8
Deferred tax liability                                                16.6            12.6
                                                                  --------        --------
      Total liabilities                                              712.9           732.9


Senior Preferred Stock                                                74.4            65.7

Stockholder's equity:
    Common stock                                                        --              --
    Additional paid-in capital                                       115.6           115.6
    Accumulated other comprehensive income (loss)                      7.0            (7.6)
    Accumulated deficit                                              (62.4)          (70.1)
                                                                  --------        --------
      Total stockholder's equity                                      60.2            37.9
                                                                  --------        --------
      Total liabilities and stockholder's equity                  $  847.5        $  836.5
                                                                  ========        ========

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                        NINE MONTHS ENDED
                                                                  -----------------------------
                                                                  SEPTEMBER 28,   SEPTEMBER 29,
                                                                      2002            2001
                                                                  -------------   -------------
Cash flows from operating activities:
    Net income (loss)                                               $   16.4        $  (14.9)
    Items not requiring (providing) cash:
      Depreciation                                                      20.9            20.7
      Amortization of intangibles                                        2.6            10.3
      Deferred income tax expense (benefit)                              3.7           (11.1)
      Non-cash interest expense                                         10.7             4.2
      Equity in joint ventures                                          (0.5)           (0.7)
      Net loss on divestitures                                            --             4.7
      Other non-cash charges, net                                        1.2              --
      Changes in current assets and liabilities                         16.4           (18.1)
                                                                    --------        --------
        Net cash provided by (used in) operating activities             71.4            (4.9)
                                                                    --------        --------

Cash flows from investing activities:
    Capital expenditures                                               (13.4)           (9.7)
    Proceeds from sale of assets                                         0.9            20.9
    Other, net                                                          (1.5)           (2.1)
                                                                    --------        --------
        Net cash provided by (used in) investing activities            (14.0)            9.1
                                                                    --------        --------

Cash flows from financing activities:
    Net repayments under revolving credit agreements                   (38.0)           (3.5)
    Proceeds from issuance of long-term debt                             9.7            17.0
    Principal payments on long-term debt                               (28.1)          (20.9)
    Payments for debt issuance costs                                    (2.3)           (2.8)
    Parent capital contribution                                           --             8.4
                                                                    --------        --------
        Net cash used in financing activities                          (58.7)           (1.8)
Effect of exchange rate changes on cash and cash equivalents             0.3              --
                                                                    --------        --------
        Increase (decrease) in cash and cash equivalents                (1.0)            2.4

Cash and cash equivalents, beginning of period                           6.0             3.2
                                                                    --------        --------
Cash and cash equivalents, end of period                            $    5.0        $    5.6
                                                                    ========        ========